    As filed with the Securities and Exchange Commission on March 11, 2003.

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   -----------

                              THE TIMKEN COMPANY
            (Exact name of registrant as specified in its charter)

                Ohio                                            34-0577130
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
           (Address of Principal Executive Offices Including Zip Code)

      THE TIMKEN COMPANY SAVINGS PLAN FOR TORRINGTON BARGAINING ASSOCIATES
                            (Full Title of the Plan)

                                Scott A. Scherff
                Corporate Secretary and Assistant General Counsel
                               The Timken Company
                            1835 Dueber Avenue, S.W.
                             Canton, Ohio 44706-2798
                     (Name and Address of Agent for Service)

                                 (330) 438-3000
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                    Proposed
    Title of                        Maximum        Proposed
   Securities        Amount         Offering        Maximum       Amount of
     to be            to be          Price         Aggregate     Registration
 Registered(1)     Registered       Per Share   Offering Price       Fee
 -------------     ----------       ---------   --------------   ------------
 Common Shares,
  without par    100,000 shares    $15.64(2)     $1,564,000(2)     $126.53
     value

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to The Timken Company Savings Plan for Torrington Bargaining Associates.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Shares of the Registrant on the New York Stock Exchange on March 6, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents heretofore filed by The Timken Company (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-01169) are incorporated herein by reference:

      (1) Annual Report of the Company on Form 10-K for the year ended December 31, 2001;

      (2) Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

      (3) Current Reports of the Company on Form 8-K dated January 22, 2002, February 19, 2002, February 22, 2002, March 20, 2002, April 8, 2002,
            April 15, 2002, April 16, 2002, May 20, 2002, June 17, 2002, July
            17, 2002, July 19, 2002, August 7, 2002, August 15, 2002, September
            23, 2002, October 16, 2002, October 17, 2002, October 18, 2002,
            November 19, 2002, December 24, 2002, January 22, 2003, January 29, 2003, February 7, 2003 and February 18, 2003; and

      (4) The description of the Company's common stock, without par value, contained in the Company's Registration Statements filed pursuant to
            Section 12 of the Exchange Act and any amendments and reports filed for the purpose of updating that description.

      All documents that shall be filed by the Company or The Timken Company Savings Plan for Torrington Bargaining Associates (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 4.     DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Company's common shares, without par value (the "Common Shares"), offered hereby will be passed upon for the Company by Scott A Scherff, who is Corporate Secretary and Assistant General Counsel of the Company. As of March 11, 2003, Mr. Scherff, together with his spouse, owns 23,853 Common Shares and has been granted options to purchase 40,030 Common Shares.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard of the corporation's best interests.

      Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

      Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

      Article IV of the Company's Amended Regulations provides that it shall indemnify its directors, officers and employees and may indemnify its agents, to the fullest extent permitted by law under various conditions and subject to various qualifications, and reads as follows:

      SECTION 1.  Indemnification

      The Corporation shall indemnify, to the fullest extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine, and provided, further, that the Corporation shall not be required hereby to indemnify any person with respect to any action, suit or proceeding that was initiated by such person unless such action, suit or proceeding was initiated by such person to enforce any rights to indemnification arising hereunder and such person shall have been formally adjudged to be entitled to indemnity by reason hereof. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Articles of Incorporation or any agreement, vote of shareholders of disinterested Directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a Director, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 2.  Insurance

      The Corporation may, to the full extent then permitted by law, purchase and maintain insurance on behalf of any persons described in Section 1 of this
Article IV against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

      SECTION 3.  Indemnification Agreements

      The Corporation may, to the fullest extent then permitted by law, enter into indemnification agreements with any person described in Section 1 of this
Article IV.

      The Company has entered into contracts with some of its directors and officers that indemnify them against many of the types of claims that may be made against them. The Company also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in the Company's Amended Regulations.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

      The following Exhibits are being filed as part of this Registration
Statement:

         4(a)   Amended Articles of Incorporation of the Registrant (filed as
                Exhibit 4(a) to the Registrant's Registration Statement No. 333-02553 on Form S-8 and incorporated herein by reference)

         4(b)   Amended Code of Regulations of the Registrant (filed as Exhibit
                3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference)

         4(c)   The Timken Company Savings Plan for Torrington Bargaining
                Associates

         5      Opinion of Counsel

         23(a)  Consent of Independent Auditors

         23(b)  Consent of Counsel (included in Exhibit 5)

         24     Power of Attorney

      Undertaking Regarding Status of Favorable Determination Letter Covering the Plan.

      We will submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
            Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 11th day of March 2003.

                                         THE TIMKEN COMPANY


                                         By:   /s/ Scott A. Scherff
                                               ---------------------------------
                                               Scott A. Scherff
                                               Corporate Secretary and Assistant
                                               General Counsel

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                                Title                                             Date
    ---------                                -----                                             ----
*                                      President, Chief Executive Officer and             March 11, 2003
--------------------------------       Director (Principal Executive Officer)
James W. Griffith

*                                      Executive Vice President -- Finance and            March 11, 2003
--------------------------------       Administration (Principal Financial Officer)
Glenn A. Eisenberg

*                                      Senior Vice President -- Finance and               March 11, 2003
--------------------------------       Controller (Principal Accounting Officer)
Sallie B. Bailey

*                                      Director and Chairman                              March 11, 2003
--------------------------------
W. R. Timken, Jr.

*                                      Director                                           March 11, 2003
--------------------------------
Stanley C. Gault

*                                      Director                                           March 11, 2003
--------------------------------
John A. Luke, Jr.

*                                      Director                                           March 11, 2003
--------------------------------
Robert W. Mahoney

*                                      Director                                           March 11, 2003
--------------------------------
Jay A. Precourt

*                                      Director                                           March 11, 2003
--------------------------------
Ward J. Timken, Jr.

*                                      Director                                           March 11, 2003
--------------------------------
John M. Timken, Jr.

*                                      Director                                           March 11, 2003
--------------------------------
Ward J. Timken

*                                      Director                                           March 11, 2003
--------------------------------
Joseph F. Toot, Jr.

*                                      Director                                           March 11, 2003
--------------------------------
Martin D. Walker

*                                      Director                                           March 11, 2003
--------------------------------
Jacqueline F. Woods

* This registration statement has been signed on behalf of the above-named directors and officers of the Registrant by Scott A. Scherff, Corporate Secretary and Assistant General Counsel of the registrant, as attorney-
in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.


DATED:  March 11, 2003                    By :  /s/ Scott A. Scherff
                                                ------------------------------
                                                Scott A. Scherff,
                                                Attorney-in-Fact


    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 11th day of March 2003.

                                          THE TIMKEN COMPANY SAVINGS PLAN FOR
                                          TORRINGTON BARGAINING ASSOCIATES


                                          By:   /s/ Scott A. Scherff
                                                ------------------------------
                                                Scott A. Scherff
                                                Corporate Secretary and
                                                Assistant General Counsel

                                  EXHIBIT INDEX


      The following Exhibits are being filed as part of this Registration
Statement:

         4(a)   Amended Articles of Incorporation of the Registrant (filed as
                Exhibit 4(a) to the Registrant's Registration Statement No.
                333-02553 on Form S-8 and incorporated herein by reference)

         4(b)   Amended Code of Regulations of the Registrant (filed as Exhibit
                3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference)

         4(c)   The Timken Company Savings Plan for Torrington Bargaining
                Associates

         5      Opinion of Counsel

         23(a)  Consent of Independent Auditors

         23(b)  Consent of Counsel (included in Exhibit 5)

         24     Power of Attorney